Exhibit 99.1
ARUBA NETWORKS ANNOUNCES RECORD REVENUES OF
$52.4 MILLION FOR FISCAL FIRST QUARTER 2009
•	Record revenue of $52.4 million increases 9% sequentially

•	Company adds over 700 new customers

•	Generated $5.6 million in cash flow from operations

•	Cash and marketable securities total $108.2 million with zero debt
SUNNYVALE, Calif., November 20, 2008 – Aruba Networks, Inc. (NASDAQ: ARUN), a global leader in wireless LANs and secure mobility solutions, today released financial results for its fiscal first quarter ended October 31, 2008.
Revenues for the fiscal first quarter of 2009 were $52.4 million, an increase of 12% over the $46.7 million reported in the fiscal first quarter of 2008. GAAP net loss for the fiscal first quarter of 2009 was $6.4 million, or $0.08 per share, compared to a net loss of $0.6 million, or $0.01 per share, in the fiscal first quarter of 2008. GAAP results for the fiscal first quarter of 2009 included $6.5 million of non-cash stock-based expenses and $1.2 million of amortization expense of acquired intangible assets.
Non-GAAP net income for the fiscal first quarter of 2009 was $1.4 million, or $0.02 per share, compared to non-GAAP net income of $4.1 million, or $0.04 per share, in the fiscal first quarter of 2008. Non-GAAP net income excludes the impact of non-cash stock-based expenses, a revaluation of warrants to fair value benefit and amortization expense of acquired intangible assets in all periods.
“We are pleased with our strong operating results, particularly in light of the downturn in the economy during the last six weeks of our quarter,” said Dominic Orr, president and chief executive officer of Aruba. “Customers have clearly become more focused on the ways in which they can reduce operating expenses and increase productivity. We believe that Aruba is well positioned to help them achieve these goals. Our AirWave Wireless Management Suite is designed to extend the useful life of installed legacy networks, our 802.11n solutions to support more users with less IT infrastructure, and our remote networking products to reduce office build-outs and travel time by supporting teleworkers and temporary workers. The value offered by these solutions has not gone unnoticed: during this past quarter we added over 700 new customers and now have over 6,000 total customers. Education remained our strongest vertical and we believe we offer a unique centrally managed wireless approach that can greatly improve efficiencies and lead to significant cost savings for higher education and school districts worldwide. As expected, we saw revenue from our retail and government customers increase sequentially due to big new customer wins reported in our fiscal fourth quarter.”
“Entering our second quarter, we remain cautiously optimistic about our year-over-year growth prospects even in the tougher economy,” added Mr. Orr. “At the same time, we are refocusing our efforts to improve our profitability and believe that we can achieve greater operating leverage by examining costs throughout our business.”
“Our business showed improving operating leverage and results in the first quarter,” said Steffan Tomlinson, Aruba’s chief financial officer.  “Revenue grew nine percent sequentially to a record of $52.4 million, while operating expense as a percentage of revenue decreased four percentage points on a sequential basis. Days sales outstanding improved to 55 days and we generated $5.6 million of cash flow from operations. We ended the quarter with $108.2 million of cash and short term investments, representing a $6.5 million increase on a sequential basis, and we have zero debt.”
Recent Highlights

Aruba’s focus on providing secure mobility solutions that integrate seamlessly with existing legacy network infrastructure enabled the Company to achieve several key objectives during the quarter. Highlights from the quarter include:
•	FCC Approval for Software-Upgradable Access Points and Use of Additional 802.11n Radio Channels – The Federal Communications Commission (FCC) granted approval for Aruba to use Software Defined Radio (SDR) and Dynamic Frequency Selection (DFS) technology in its 802.11n access points. SDR allows customers’ access point radios to be modified and updated via software download over the network, while DFS enables Aruba’s wireless LANs to use otherwise prohibited 5.3 and 5.4GHz radar channels, thereby enhancing Wi-Fi bandwidth capacity. We expect the SDR and DFS features are expected to lower customers’ ongoing operating and maintenance costs, and improve network performance.

•	Release of ARM 2.0 Software – Aruba announced its Adaptive Radio Management (ARM) 2.0 software which is designed to make 802.11a/b/g/n Wi-Fi networks run faster, more reliably, and with greater resiliency. The patent-pending ARM 2.0 software uses infrastructure-based controls that direct the behavior of Wi-Fi clients so they operate more efficiently. Compatible with 802.11 standards and clients, ARM 2.0 can be used in all new and existing Aruba deployments.

•	Wins and Deployments – Deployments announced by Aruba this quarter included Galderma, Joint Base Balad in Iraq, the University of Macau, Southeast University, the Escola de Aperfeiçoamento de Oficiais (EsAO) Brazilian Army School, Tomball Independent School District and Portsmouth University.
Cost Reduction Efforts
To streamline operations, Aruba is reducing its operating expenses by approximately 10%, through a combination of a reduction in work force and reducing other non-headcount related expenditures. Net expense associated with the reduction in work force, which is primarily for severance and severance benefits, is expected to total approximately $1.2 million, which the Company expects to incur in the fiscal second quarter. Aruba expects these cost reduction measures to result in pretax savings of approximately $2.0-2.5 million in fiscal Q2 2009 and $5-6 million in the second half of fiscal 2009.
Conference Call Information
Aruba will host a conference call for analysts and investors to discuss its fiscal first quarter results today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live Webcast of the conference call will also be accessible from the “Investor Relations” section of the Company’s Web site at www.arubanetworks.com. Following the Webcast, an archived version will be available on the Web site for twelve months. To hear the replay, parties in the United States and Canada should call 800-405-2236 and enter passcode 11122222. International parties can access the replay at +1-303-590-3000 and should enter passcode 11122222.
Forward Looking Statements
This press release contains forward-looking statements, including statements relating to our expectations regarding (1) the ability of our products to improve efficiencies and lead to significant cost savings for and growth our customers in the education vertical; (2) the strength of our business and pipeline and our overall growth prospects; (3) our ability to improve our bottom line profitability and achieve greater operating leverage by examining costs throughout our business; (4) the ability of our SDR and DFS technologies to lower customers’ ongoing operating and maintenance costs and improve network performance; (5) the ability of our ARM 2.0 software to improve the performance of 802.11a/b/g/n Wi-Fi networks; (6) the timing and amount of expenses we expect to incur as a result of our cost reduction efforts, as well as the annualized savings we expect to realize; and (7) other statements as to our future economic performance, financial condition or results of operations.
These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause Aruba’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; business and economic conditions and growth trends in the networking industry, our vertical markets and various geographic regions; changes in customer order patterns or customer mix; reductions in overall information technology spending; our ability to establish and maintain successful relationships with our distribution partners; our ability to compete in our industry; and our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Aruba’s report on Form 10-K for the fiscal year ended July 31, 2008, which was filed with the SEC on October 7, 2008, and is available on Aruba’s investor relations website at www.arubanetworks.com and on the SEC website at www.sec.gov. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.
Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP net income and non-GAAP earnings per share (EPS).  The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
 Non-GAAP net income and EPS.  Aruba defines non-GAAP net income as net income plus stock-based expenses, and amortization expense of acquired intangible assets, and, for the fiscal first quarter of 2008, a benefit related to the revaluation of warrants to fair value.  Aruba defines non-GAAP EPS as non-GAAP net income divided by the weighted average diluted shares outstanding.  Aruba’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the company’s performance by excluding certain non-cash expenses.  Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FAS 123R, Aruba’s management believes that providing these non-GAAP financial measures allows investors to compare these results with those of other companies, as well as providing management with an important tool for financial and operational decision making and for evaluating the company’s operating results over different periods of time.  Similarly, by excluding amortization expense of acquired intangible assets, Aruba’s management believes that investors can better understand the impact of such expenses on the Company’s continuing operating results.
There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP.  First, these non-GAAP financial measures exclude some costs, namely, stock-based expenses, that are recurring.  Stock-based expenses have been and will continue to be for the foreseeable future a significant recurring expense in Aruba’s business.  Second, stock-based awards are an important part of Aruba’s employees’ compensation and impacts their performance.  Third, the components of the costs that Aruba excludes in its calculation of non-GAAP net income may differ from the components that its peer companies exclude when they report their results of operations.  Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their most directly comparable financial measures calculated in accordance with GAAP.  The accompanying tables have more details on these non-GAAP financial measures, including reconciliations between these financial measures and their most directly comparable GAAP equivalents.
A copy of this press release can be found on the investor relations page of Aruba Networks’ Web site at www.arubanetworks.com.
# # #
About Aruba Networks
People move. Networks must follow. Aruba securely delivers networks to users, wherever they work or roam. Our mobility solutions enable the Follow-Me Enterprise that moves in lock-step with users:
•	Adaptive 802.11a/b/g/n Wi-Fi networks optimize themselves to ensure that users are always within reach of mission-critical information;

•	Identity-based security assigns access policies to users, enforcing those policies whenever and wherever a network is accessed;

•	Remote networking solutions and fixed mobile convergence ensure uninterrupted access to applications as users move;

•	Multi-vendor network management provides a single point of control while managing both legacy and new wireless networks from Aruba and its competitors.
The cost, convenience, and security benefits of our secure mobility solutions are fundamentally changing how and where we work. Listed on the NASDAQ and Russell 2000® Index, Aruba is based in Sunnyvale, California, and has operations throughout the Americas, Europe, Middle East, and Asia Pacific regions. To learn more, visit Aruba at http://www.arubanetworks.com.
© 2008 Aruba Networks, Inc.  AirWave ®, Aruba Networks ®, Aruba Mobility Management System ®,  Bluescanner, For Wireless That Works ®, Mobile Edge Architecture, People Move. Networks Must Follow., RFProtect, The All Wireless Workplace Is Now Open For Business, Green Island, and The Mobile Edge Company ® are trademarks of Aruba Networks, Inc.  All rights reserved.
# # #

IR Contacts
Aruba Networks, Inc.	The Blueshirt Group, Investor Relations
Steffan Tomlinson	Chris Danne, Jill Isenstadt
Chief Financial Officer	+1-415-217-7722
+1-408-754-3058	ir@arubanetworks.com
ir@arubanetworks.com

Aruba Networks, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)

	October 31,	July 31,
	2008	2008
Assets

Current assets:
Cash and cash equivalents	$45,045	$37,602
Short-term investments	63,157	64,130
Accounts receivable, net	32,280	32,679
Inventory	14,085	11,644
Deferred costs	4,201	4,317
Prepaids and other	2,442	3,196

Total current assets	161,210	153,568

Property and equipment, net	7,790	7,181
Goodwill	7,655	7,656
Intangible assets, net	17,793	19,027
Deferred costs	153	239
Other assets	1,076	1,130

Total other assets	34,467	35,233

Total assets	$195,677	$188,801

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$7,464	$5,844
Accrued liabilities	17,847	16,908
Income taxes payable	600	576
Deferred revenue	28,889	27,143

Total current liabilities	54,800	50,471

Deferred revenue	7,655	7,338
Other long-term liabilities	95	117

Total other liabilities	7,750	7,455

Total liabilities	62,550	57,926

Stockholders’ equity
Preferred Stock: $0.0001 par value; 10,000 shares authorized at October 31, 2008 and July 31, 2008; no shares issued and outstanding at October 31, 2008 and July 31, 2008	—	—
Common Stock: $0.0001 par value; 350,000 shares authorized at October 31, 2008 and July 31, 2008; 84,063 and 82,836 shares issued and outstanding at October 31, 2008 and July 31, 2008	8	8
Additional paid-in capital	257,878	249,131
Accumulated other comprehensive loss	(163)	(45)
Accumulated deficit	(124,596)	(118,219)

Total stockholders’ equity	133,127	130,875

Total liabilities and stockholders’ equity	$195,677	$188,801

Aruba Networks, Inc.
Consolidated Statements of Operations
(On a GAAP basis)
(In thousands, except per share data)
(Unaudited)

	Three months ended
	October 31,
	2008	2007
Revenues:
Product	$43,868	$38,458
Professional services and support	8,137	7,273
Ratable product and related professional services and support	441	999

Total revenues	52,446	46,730

Cost of revenues:
Product	16,605	11,857
Professional services and support	1,933	2,817
Ratable product and related professional services and support	155	362

Total cost of revenues	18,693	15,036

Gross profit	33,753	31,694

Operating expenses:
Research and development	10,423	8,300
Sales and marketing	24,661	21,700
General and administrative	5,285	4,191

Total operating expenses	40,369	34,191

Operating loss	(6,616)	(2,497)

Other income (expense), net
Interest income	648	1,356
Other income (expense), net	(316)	726

Total other income (expense), net	332	2,082

Loss before income tax provision	(6,284)	(415)

Income tax provision	93	224

Net loss	$(6,377)	$(639)

Shares used in computing net loss per common share, basic and diluted	83,071	77,102

Net loss per common share, basic and diluted	$(0.08)	$(0.01)

Aruba Networks, Inc.
Consolidated Statements of Operations
(GAAP to Non-GAAP Reconciliation)
(In thousands, except per share data)
(Unaudited)

	Three months ended
	October 31,
	2008	2007
GAAP net loss	$(6,377)	$(639)

Plus:
a) Stock-based expenses	6,493	5,205
b) Amortization expense of acquired intangible assets	1,234	234
c) Revaluation of warrants to fair value	—	(715)

Non-GAAP net income	$1,350	$4,085

GAAP net loss per common share	$(0.08)	$(0.01)

Plus:
a) Stock-based expenses	0.08	0.06
b) Amortization expense of acquired intangible assets	0.02	—
c) Revaluation of warrants to fair value	—	(0.01)

Non-GAAP net income per common share	$0.02	$0.04

Shares used in computing diluted GAAP net loss per common share	83,071	77,102

Shares used in computing diluted Non-GAAP net income per common share	88,836	94,167

Aruba Networks, Inc.
Consolidated Statements of Operations
As a Percentage of Total Revenues
(On a GAAP Basis)
(Unaudited)

	Three months ended
	October 31,
	2008	2007
Revenues:
Product	83.7%	82.3%
Professional services and support	15.5%	15.6%
Ratable product and related professional services and support	0.8%	2.1%

Total revenues	100.0%	100.0%

Cost of revenues:
Product	31.6%	25.4%
Professional services and support	3.7%	6.0%
Ratable product and related professional services and support	0.3%	0.8%

Total cost of revenues	35.6%	32.2%

Gross profit	64.4%	67.8%

Operating expenses:
Research and development	19.9%	17.8%
Sales and marketing	47.0%	46.4%
General and administrative	10.1%	9.0%

Total operating expenses	77.0%	73.2%

Operating loss	(12.6%)	(5.4%)

Other income (expense), net
Interest income	1.2%	2.9%
Other income (expense), net	(0.6%)	1.6%

Total other income (expense), net	0.6%	4.5%

Loss before income tax provision	(12.0%)	(0.9%)

Income tax provision	0.2%	0.5%

Net loss	(12.2%)	(1.4%)

Aruba Networks, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	October 31,
	2008	2007
Cash flows from operating activities
Net loss	$(6,377)	$(639)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,268	903
Provision for doubtful accounts	40	114
Write downs for excess and obsolete inventory	851	102
Compensation related to stock options and share awards	6,493	5,205
Accretion of purchase discounts on short-term investments	(104)	(619)
Change in carrying value of preferred stock warrants	—	(715)
Gain on disposal of fixed assets	(20)	—
Changes in operating assets and liabilities:
Accounts receivable	358	(5,858)
Inventory	(3,552)	(3,582)
Prepaids and other	754	(842)
Deferred costs	201	93
Other assets	219	(55)
Accounts payable	1,328	(490)
Deferred revenue	2,064	2,756
Other current and noncurrent liabilities	1,024	2,905
Income taxes payable	24	74

Net cash provided by (used in) operating activities	5,571	(648)

Cash flows from investing activities
Purchases of short-term investments	(11,429)	(11,654)
Proceeds from sales and maturities of short-term investments	12,224	18,520
Purchases of property and equipment	(1,071)	(1,440)

Net cash (used in) provided by investing activities	(276)	5,426

Cash flows from financing activities
Proceeds from issuance of common stock	3,139	5,047
Repurchase of common stock under stock repurchase program	(991)	—

Net cash provided by financing activities	2,148	5,047

Net increase in cash and cash equivalents	7,443	9,825

Cash and cash equivalents, beginning of period	37,602	42,570

Cash and cash equivalents, end of period	$45,045	$52,395

Supplemental disclosure of cash flow information
Income taxes paid	$—	$186